                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting material Pursuant to Section 240.14a-11(c) or Section

                                Amoco Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement) Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
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*    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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

Notice of
Annual Meeting
of Shareholders
April 26, 1994 and
Proxy Statement

[logo] Amoco Corporation

Amoco Corporation
200 E. Randolph Drive
Chicago, IL 60601

March 14, 1994

Notice of Annual Meeting of Shareholders
To be Held April 26, 1994

To the Shareholders of Amoco Corporation:

The Annual Meeting of Shareholders of Amoco Corporation will be held in the Arthur Rubloff Auditorium of The Art Institute of Chicago, Columbus Drive and East Monroe Street (east entrance), Chicago, Illinois, at 9:30 a.m., Chicago time, on Tuesday, April 26, 1994, to consider and vote upon:

The election of five directors, each for a three-year term and the election of one director for a two-year term;

The appointment of Price Waterhouse as independent accountants for 1994;

The shareholder proposal set forth on pages 18 and 19 of the accompanying Proxy Statement, which is opposed by the Board of Directors; and

Other business that may properly be brought before the meeting, as described in the accompanying Proxy Statement.

Shareholders of record at the close of business on February 16, 1994 will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary

Even though you may plan to attend the meeting, please fill in, sign, and return your proxy in the enclosed envelope. To vote by proxy you must return your signed proxy. Thank you for responding promptly and saving your Corporation the expense of a second mailing.

Proxy Statement

Voting and Proxy

The enclosed proxy is being solicited by the Board of Directors of Amoco Corporation and will be voted at the Annual Meeting of Shareholders on April 26, 1994, unless revoked prior to the voting thereof by filing with the Corporate Secretary an instrument revoking it, by executing a later-dated proxy, or by voting in person by ballot at the meeting.

The solicitation of proxies will be by mail and the cost will be borne directly by the Corporation. D.F. King & Co., Inc. has been retained by the Corporation to solicit proxies from banks, brokers, nominees, and other institutional holders for a fee of $15,000 plus reimbursement of out-of-pocket expenses. Additionally, officers and other Corporation employees may solicit proxies by telephone, telegram, or in person. Upon request, the Corporation will reimburse banks, brokers, nominees, and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Corporation's stock.

It is Amoco's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law or is expressly requested by a shareholder, where shareholders write comments on their proxy forms, and in limited circumstances such as a proxy solicitation not approved and recommended by the Board of Directors. The Inspectors of Election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and not employees of the Corporation.

As of February 16, 1994, the record date for this Annual Meeting, there were 496,416,381 shares of Amoco Corporation common stock outstanding. At the Annual Meeting each shareholder of record at the close of business on the record date will be entitled to one vote for each share registered in that shareholder's name. Any person acquiring title to stock after that date will be entitled to one vote for each full share for which a proxy has been received by such person from the shareholder of record.

The election of directors is decided by a plurality of the votes cast by the shares entitled to vote in the election. Action on a matter other than the election of directors is approved if the number of shares cast "for" the proposal exceeds the number of shares cast "against" the proposal. "Abstain" votes and "broker non-votes" are not included in determining the outcomes of matters being acted upon. They are used only for determining a meeting quorum, which is defined as a majority of the shares of Amoco Corporation common stock outstanding as of February 16, 1994, whether represented in person or by proxy at the meeting.

As of February 16, 1994, State Street Bank and Trust Company held of record 35,009,322 shares (7.05 percent of Amoco's outstanding shares of common stock) as trustee under the Amoco Employee Savings Plan and as trustee under the Amoco Performance Share Plan. State Street Bank will have the power at the Annual Meeting to vote any of such shares for which plan participants do not give timely voting directions.

A copy of the Corporation's annual report for 1993 has been mailed to each shareholder's address of record.

Election of Directors

The Articles of Incorporation provide for the classification of the Board of Directors into three classes of membership with terms expiring on different Annual Meeting dates. Approximately one-third of the members of the Board of Directors are nominated each year to serve for a term of three years, or such lesser term as is consistent with the class. Under the Board of Directors retirement policy, employee directors retire at age 65, and non-employee directors retire as of the next Annual Meeting held after the director reaches age 70.

The Board of Directors at its meeting held January 25, 1994 selected the following five nominees recommended by the Nominating Committee for election as directors at the Annual Meeting for three year terms expiring on the date of the Annual Meeting in 1997 and until their successors are elected and qualified:
Erroll B. Davis, Jr., Patrick J. Early, H. Laurance Fuller, Martha R. Seger, and Richard D. Wood. All are current directors of Amoco. At the same meeting the Board also nominated Floris A. Maljers, a new candidate for membership on Amoco's Board of Directors, for a two-year term expiring on the date of the Annual Meeting in 1996 and until his successor is elected and qualified.

It is intended that proxies will be voted to elect as directors the six nominees named above. The affirmative vote of a plurality of the shares voting is required for election of a director. The Board has been informed that all nominees are willing to serve as directors, but if any nominee is unable or declines to serve, an event the Board does not expect, proxies will be voted for the election of a substitute nominee, or the Board will reduce the number of directorships.

A short biography follows of each nominee for election as director and of each current director as of the date of this Proxy Statement.

Nominees for Director

Erroll B. Davis, Jr.

Age 49, Director's Term Expiring 1994

President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc., Madison, WI (Regulated utility and environmental, energy, and real estate development)

Mr. Davis, a director of Amoco Corporation since 1991, is president and chief executive officer and a director of Wisconsin Power and Light Company and its parent company, WPL Holdings, Inc. Mr. Davis joined Wisconsin Power and Light Company in 1978. He became president in 1987 and chief executive officer in 1988. He was elected president and chief executive officer of WPL Holdings in 1990. Prior to joining Wisconsin Power and Light, he served on the corporate financial staffs of Ford Motor Company and Xerox Corporation. Mr. Davis is a director of the Sentry Insurance Company, the Wisconsin Utilities Association, and the American Gas Association. He also serves on the University of Wisconsin System Board of Regents and is a member of the board of trustees of Carnegie-Mellon University.

Patrick J. Early

Age 61, Director's Term Expiring 1994

Vice Chairman, Amoco Corporation

Mr. Early was elected vice chairman of the board of Amoco Corporation effective July 1, 1992 and has been an Amoco Corporation director since 1989. Mr. Early has general responsibility for Amoco Corporation's Environment, Health and Safety, Crisis Management, and Information Technology functions, as well as for Amoco Production Company. He was president of Amoco Production Company from 1987 through June, 1992, and before that he had served as its executive vice president (USA) and senior vice president, production. Mr. Early, a petroleum engineer, joined Amoco Production Company in 1955. He is a director of Chicago's Children's Memorial Hospital, a trustee of the Museum of Science and Industry, a member of the board of advisors of Catholic Charities of Chicago, and a Trustee of the National Urban League. Mr. Early is a director of the American Petroleum Institute and also a member of the Society of Petroleum Engineers.

H. Laurance Fuller

Age 55, Director's Term Expiring 1994

Chairman, President, and Chief Executive Officer, Amoco Corporation

Mr. Fuller was elected chairman of the board and chief executive officer of Amoco Corporation on February 27, 1991. Since 1983 he has served as president, a position he continues to hold. He has been a director of Amoco Corporation since 1981, when he also became an executive vice president. From 1978 until 1981 Mr. Fuller was president of Amoco Oil Company. Since joining Amoco in 1961, Mr. Fuller has served as a chemical engineer, an attorney, and a refinery manager, and he has held managerial assignments in transportation, marketing, and supply. He is a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., and Abbott Laboratories. He also serves on the boards of Catalyst, the American Petroleum Institute, and the Rehabilitation Institute of Chicago. He is a trustee of The Orchestral Association and of Northwestern University.

Floris A. Maljers

Age 60, Nominated for Director's Term Expiring 1996

Chairman of Unilever N.V. and Vice Chairman of Unilever PLC, Rotterdam, the Netherlands (Manufacturer of food products, detergents, and toiletries)

Mr. Maljers is the chairman of Unilever N.V. and vice chairman of Unilever PLC. He joined Unilever in 1959 and worked in a number of Unilever subsidiary positions prior to becoming chairman of Van den Bergh en Jurgens in 1970. He was appointed to the main boards of Unilever N.V. and Unilever PLC in 1974, became a member of the Unilever Special Committee in 1982, and was appointed to his current positions in 1984. Mr. Maljers is a member of the Supervisory Board of ABN/AMRO Bank, KLM Royal Dutch Airlines, and Phillips Electronics NV. He is chairman of the Concertgebouw Foundation, Amsterdam, vice chairman of the European Round Table of Industrialists, and a governor of the European Policy Forum. In 1988 he was appointed Knight in the Order of the Netherlands Lion. In March, 1982 Mr. Maljers was appointed Honorary Knight Commander of the Most Excellent Order of the British Empire. He is also a commander in the Order of Merit (Portugal).

Martha R. Seger

Age 62, Director's Term Expiring 1994

Financial Economist and former Governor of the Federal Reserve Board, Washington, D.C.

Dr. Seger, a director of Amoco Corporation since 1991, served as a member of the Board of Governors of the Federal Reserve System from 1984 to 1991. She is now a Distinguished Visiting Professor of Finance at Central Michigan University. From 1991 to 1993, she was the John M. Olin Distinguished Fellow in the Eller Center for the Study of the Private Market Economy at the University of Arizona,

Tucson. Dr. Seger previously served as vice president and chief economist for the Detroit Bank and Trust (now Comerica) and taught finance and economics courses at three universities, including the University of Michigan. Dr. Seger serves as a director of Fluor Corporation, Xerox Corporation, The Kroger Co., Johnson Controls, Inc., Capital Holding Corporation, and Tucson Electric Power Company. She also serves on the boards of the National Chamber Foundation and the Institute for Research on the Economics of Taxation.

Richard D. Wood

Age 67, Director's Term Expiring 1994

Chairman (Retired), Eli Lilly and Company, Indianapolis, IN (Manufacturer of pharmaceuticals, medical instrument systems, diagnostic products, and animal health products)

Mr. Wood, a director of Amoco Corporation since 1973, retired as chairman of the board of Eli Lilly and Company in June, 1993. In 1991 he retired as president and chief executive officer of that company. Mr. Wood joined Lilly in 1950, was elected vice president in 1970, executive vice president in 1971, president in 1972, and chairman in 1973. He is a director of Eli Lilly and Company, Chemical Banking Corporation and Chemical Bank, The Chubb Corporation, and Dow Jones & Company, Inc. He serves as vice chairman of the advisory board of CID Equity Partners. Mr. Wood is a trustee of DePauw University and of the Indianapolis Museum of Art, and he is chairman of the Indiana State Symphony Society.

Current Directors

Frederick S. Addy

Age 62, Retiring April 1, 1994

Executive Vice President, Amoco Corporation

Mr. Addy, an Amoco employee since 1957, will retire from the Board and from Amoco Corporation effective April 1, 1994. Mr. Addy was elected an executive vice president and a director of Amoco Corporation in 1990, when he also became Amoco's chief financial officer. He was Amoco's vice president, finance, from 1983 to 1990, and before that he was vice president, financial operations, and vice president and treasurer. Mr. Addy is a member of the American Society of Petroleum Engineers and the American Petroleum Institute. He is a director of Baker, Fentress & Company, Pierpont Funds, and Amoco Canada Petroleum Company, Ltd. He is chairman of the board of trustees of Roosevelt University and serves on the boards of the United Way of Chicago, the Chicago Council of the Boy Scouts of America, and Lake Forest College.

Donald R. Beall

Age 55, Director's Term Expiring 1996

Chairman and Chief Executive Officer, Rockwell International Corporation, Seal Beach, CA (Manufacturer of electronics, aerospace, automotive, and graphics products)

Mr. Beall, a director of Amoco Corporation since 1991, is chairman of the board and chief executive officer of Rockwell International Corporation. He joined Rockwell in 1968 and served in a number of senior management positions prior to becoming executive vice president in 1977 and president in 1979. He was elected to his current position in 1988. Mr. Beall is a director of The Times Mirror Company and of The Procter & Gamble Company. He is a trustee of the California Institute of Technology, a member of the University of California-Irvine board of overseers, and a trustee of the Center for Strategic and International Studies. Mr. Beall is a member of The Business Council, The Business Roundtable, and the Council on Competitiveness.

Ruth S. Block

Age 63, Director's Term Expiring 1995

Executive Vice President and Chief Insurance Officer (Retired), The Equitable Companies, New York, NY (Insurance and financial services)

Mrs. Block, a director of Amoco Corporation since 1986, was executive vice president and chief insurance officer of The Equitable Companies until her retirement in 1987. She joined The Equitable in 1952, was elected vice president in 1973, senior vice president in 1977, and executive vice president in 1980. Mrs. Block served as chairman and chief executive officer of the Equitable Variable Life Insurance Company from 1980 to 1984. She is a director of Ecolab, Inc., 38 Alliance Capital Mutual Funds, and St. Luke's Community Services. She is a member of Business Executives for National Security, Committee of 200, and the Women's Forum.

John H. Bryan

Age 57, Director's Term Expiring 1995

Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL (Global manufacturer and marketer of brand name products)

Mr. Bryan, a director of Amoco Corporation since 1982, is chairman of the board and chief executive officer of Sara Lee Corporation. Mr. Bryan was elected president of Sara Lee Corporation in 1974 and chairman in 1976. He is a director of First Chicago Corporation, The First National Bank of Chicago, and General Motors Corporation. He is also a director of the Grocery Manufacturers of America and a member of The Business Roundtable and The Business Council. Mr. Bryan serves as vice president and a trustee of The Art Institute of Chicago and as a trustee of the University of Chicago and of Rush-Presbyterian-St. Luke's Medical Center. He is chairman of Catalyst and a director of the United Way/Crusade of Mercy of Metropolitan Chicago.

Richard J. Ferris

Age 57, Director's Term Expiring 1996

Co-Chairman, Doubletree Partnership, Phoenix, AZ (Hotel property management)

Mr. Ferris, a director of Amoco Corporation since 1981, is co-chairman of Doubletree Partnership. He was chairman of the board, president, and chief executive officer of UAL, Inc. from April, 1976 through June, 1987. Mr. Ferris is a director of The Procter & Gamble Company and serves on the boards of the Evanston Hospital Corporation and the P.G.A. Tour. He is a Governor of the Northwestern Health Care Network.

Robert H. Malott

Age 67, Director's Term Expiring 1996

Chairman, Executive Committee, FMC Corporation, Chicago, IL

(Producer of machinery and chemicals)

Mr. Malott, a director of Amoco Corporation since 1973, is a director and serves as chairman of the executive committee of FMC Corporation. In 1991 he retired as chairman of the board and chief executive officer of FMC Corporation, which he joined in 1952. He is a director of United Technologies Corporation, RBX Corporation, and Swiss Bank Corporation (Council of International Advisors). He also serves on the boards of the National Museum of Natural History (chairman), National Park Foundation, The Aspen Institute, the Lyric Opera of Chicago, American Enterprise Institute, the Hoover Institution, Argonne National Laboratories, and the University of Chicago. He is a member of The Business Council and the Policy Committee of the Illinois Business Roundtable.

Walter E. Massey

Age 55, Director's Term Expiring 1995

Provost and Senior Vice President - Academic Affairs for The University of California System, Oakland, CA

Dr. Massey resumed his position on Amoco's Board in June, 1993, after having served as an Amoco director from 1983 through March 1, 1991. Dr. Massey is Provost and Senior Vice President - Academic Affairs for The University of California System, a position he accepted in April, 1993. He went to the University from his position as Director of the National Science Foundation, to which he had been appointed in 1991 by President Bush. Dr. Massey is a director of Motorola, BankAmerica Corporation, and Bank of America NT&SA. He previously served as a director for First National Bank of Chicago, the Tribune Company, and Materials Corporation. He has served on the National Science Board, the President's Council of Advisors on Science and Technology, and the Board of Directors of the MacArthur Foundation. He is a past president of the American Association for the Advancement of Science and a former vice president of the American Physical Society.

Lawrason D. Thomas

Age 59, Director's Term Expiring 1996

Vice Chairman, Amoco Corporation

Mr. Thomas, a director since 1989, was elected vice chairman of the board of Amoco Corporation effective July 1, 1992. In 1990 he was elected executive vice president of Amoco after having been president of Amoco Oil Company from 1981 to 1989. Mr. Thomas has general responsibility for Amoco Corporation's supply and technology functions and for Amoco Chemical Company, Amoco Oil Company, and Amoco Technology Company. He is a director of Rust International, Inc., Boulevard Bancorp, Inc., Evanston Hospital,

America-China Society, National Merit Scholarship Corp., American Petroleum Institute, the National Association of Manufacturers, The Illinois Coalition, and the Chicago Area Central Committee. He is a member of the advisory committee of the University of Michigan, the Council for the Johns Hopkins University-Nanjing University Center for Chinese and American Studies, and serves as chairman of the advisory board of Inroads/Chicago, Inc. Mr. Thomas, a chemical engineer, joined Amoco in 1958.

Michael H. Wilson

Age 56, Director's Term Expiring 1995

Chairman, Michael Wilson International, Inc., Toronto, Ontario (Advisory services for international business activities)

Mr. Wilson, a director of Amoco Corporation since 1993, is currently chairman of Michael Wilson International, Inc., which provides business advisory services to companies seeking to broaden their international activities, particularly into emerging markets. He was a Member of Parliament in the Toronto area until his retirement from politics in October, 1993. He served as Minister of Finance in the Canadian Government of Prime Minister Brian Mulroney from 1984 to 1991, following which he was Minister of Industry, Science and Technology and Minister for International Trade. As Minister of Finance, Mr. Wilson was Canada's Governor at the International Monetary Fund, and from January, 1990 to April, 1991 he served as Chairman of the Cabinet Committee on Economic and Trade Policy. Prior to entering politics, Mr. Wilson was in the investment banking business.

Board of Directors

The business and affairs of the Corporation are managed under the direction of the Board of Directors, composed of ten non-employee directors and four employee directors as of the date of this Proxy Statement. Members of the Board keep informed of the Corporation's business and activities by reports and proposals sent to them in advance of each Board meeting and reports made to them during these meetings by the Chairman and other corporate executives. The Board is advised of actions taken by the Executive Committee and other committees of the Board as well as significant actions taken by management. In addition, members of the Board periodically visit facilities of the Corporation and its operating companies and participate in strategy and financial reviews. Members of management are available at Board meetings and at other times to answer questions and to discuss issues.

In 1993, nine meetings of the Board of Directors were held. Each director attended more than 75 percent of the aggregate number of meetings of the Board and committees of the Board on which such director served. Attendance at these meetings averaged 94 percent among all directors in 1993.

Committees of the Board

The functions and current membership of the five standing committees of the Board are described below.

Audit Committee

D. R. Beall, Chairman    R. H. Malott
R. S. Block              M. R. Seger
R. J. Ferris             M. H. Wilson

This committee, which presently consists solely of non-employee directors, was established in 1970. It recommends to the Board of Directors the engagement of independent accountants; reviews with the accountants the audit plan, non-audit services, and fees related to each; reviews the Corporation's internal financial controls and auditing; reviews annual financial statements before issuance; and makes appropriate reports and recommendations to the Board. The committee met four times in 1993.

Compensation and Organization Committee

R. D. Wood, Chairman     J. H. Bryan
D. R. Beall              R. J. Ferris
R. S. Block

This committee, which presently consists solely of non-employee directors, was originally established in 1967 as the Directors' Compensation Committee. Renamed as the Compensation and Organization Committee in 1992, it determines salaries, bonus awards, and stock option grants for executive officers of the Corporation and takes all other actions required of it under the Corporation's incentive programs. The committee reviews executive resources, performance of key executives, and organization and succession plans. The committee met five times in 1993.

Environment, Health and Safety Committee

R. H. Malott, Chairman   W. E. Massey
E. B. Davis, Jr.         L. D. Thomas
P. J. Early              R. D. Wood

This committee consists of four non-employee directors and two employee directors. It was established in 1990 and met four times in 1993. It reviews Amoco's environmental, health, and safety policies, programs, and standards; approves the structure of the Compliance Review Program managed by the Environmental, Health and Safety department; reviews the results and scheduling of the Compliance Review Program; reviews results, safety trends, spill-response capabilities, crisis and waste management, waste minimization, and product safety; and periodically reviews industry and nationwide trends and related issues.

Executive Committee

H. L. Fuller, Chairman   R. J. Ferris
F. S. Addy               R. H. Malott
J. H. Bryan              L. D. Thomas
E. B. Davis, Jr.         R. D. Wood
P. J. Early

This committee, which was expanded from four to nine members in June, 1993 was established in 1944. It presently consists of five non-employee directors and four employee directors. With certain limitations, it functions in place of the Board of Directors during intervals between regular meetings of the Board. The committee schedule is subject to call, and it met 12 times during 1993.

Nominating Committee

J. H. Bryan, Chairman    R. H. Malott
R. S. Block              W. E. Massey
E. B. Davis, Jr.         M. R. Seger
R. J. Ferris             M. H. Wilson
H. L. Fuller             R. D. Wood

This committee, which presently consists of nine non-employee directors and one employee director, was established in 1978. It makes recommendations to the Board concerning guidelines and criteria for Board membership, director candidates, the performance of incumbent directors, and appointments to Board committees. It reviews and approves the acceptance of directorships offered to senior officers of the Corporation by other companies. The committee met twice in 1993. The committee also considers nominees for director recommended by shareholders. Such recommendations, with relevant supporting data, should be submitted to the Corporate Secretary of Amoco Corporation.

Share Ownership of Directors, Director Nominees, and Executive Officers

This table shows the number of shares of the Corporation's common stock beneficially owned by each individual incumbent director, nominee, and executive officer named in this Proxy Statement and by all of the then current directors and executive officers as a group as of January 26, 1994.


Name/Group   Number of shares owned
- ---------    ----------------------
F. S. Addy . . . . . . .    119,144
D. R. Beall. . . . . . .      2,375
R. S. Block. . . . . . .      2,561
J. H. Bryan. . . . . . .      4,112
E. B. Davis, Jr. . . . .      1,429
P. J. Early. . . . . . .    219,317
R. J. Ferris . . . . . .      4,312
H. L. Fuller . . . . . .    442,136
W. G. Lowrie . . . . . .    156,939
F. A. Maljers. . . . . .          0
R. H. Malott . . . . . .      4,112
W. E. Massey . . . . . .        598
M. R. Seger. . . . . . .      1,268
L. D. Thomas . . . . . .    211,350
M. H. Wilson . . . . . .        212
R. D. Wood . . . . . . .      3,391

Directors and
executive officers
as a group . . . . . . .  1,865,877

The above share amounts include these shares for which the following have a right to acquire beneficial ownership within 60 days after January 26, 1994 by exercising stock options: F.S. Addy, 101,000 shares; P.J. Early, 175,540 shares; H.L. Fuller, 361,000 shares; W.G. Lowrie, 125,040 shares; L.D. Thomas, 182,360 shares; and directors and executive officers as a group, 1,481,153 shares. Also included are the shares held in the Amoco Performance Share Plan and those allocable to the proportionate amount of the Amoco Stock Fund in the Amoco Employee Savings Plan owned by these employees as of that date. Directors and executive officers as a group own beneficially less than 1 percent of the Corporation's common stock.

On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes of ownership in the Corporation's equity securities during 1993 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934.

Transactions With Other Corporations

During 1993, the Corporation and its subsidiaries had purchase and sale transactions with unaffiliated companies of which certain of the Corporation's non-employee directors or director nominees were executive officers or directors. Such transactions were made in the ordinary course of business at competitive prices and terms and are not considered material.

Non-Employee Directors' Compensation

As of the date of the Annual Meeting in 1993, compensation for directors was established at $50,000 per year, of which 25 percent is paid in shares of Amoco common stock and the balance is paid in monthly cash payments. Each director also receives an annual award of 200 shares of Amoco common stock, subject to forfeiture and transfer restrictions relating to continued service on the Board. No additional compensation is paid for services on any Board committees. Under a deferred compensation arrangement, the cash portion of the annual retainer may be credited to an interest-bearing account or in units equivalent to shares of Amoco common stock which earn dividend equivalents.

Executive Compensation

The following table summarizes the annual and long-term compensation of the Chairman of the Board and Chief Executive Officer and the four other most highly-paid executive officers of the Corporation for the years 1993, 1992, and 1991. A report on executive compensation by the Compensation and Organization Committee of the Board of Directors begins on page 14 of this Proxy

Statement.



                                                         SUMMARY COMPENSATION TABLE
                                                         --------------------------
                                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                                     ------------------------------------  --------------------------
                                                                                              AWARDS       PAYOUTS
                                                                                           ------------  -----------
                                                                                           Securities
                                                                           Other Annual    Underlying          LTIP       All Other
                                                  Salary           Bonus   Compensation       Options        Payouts   Compensation
      Name and Principal Positions        Year        ($)         ($)(1)         ($)(2)           (#)         ($)(3)         ($)(4)
      --------------------------------    ----   --------        -------   ------------    ----------      ---------   ------------

      H. L. FULLER

      Chairman, President and CEO         1993   $810,655          _____        $19,327         90,000      $156,000       $131,003

      Chairman, President and CEO         1992    792,372        425,000          5,892         90,000       196,000         77,558

      Chairman, President and CEO         1991    732,225        500,000          _____         75,000       236,250         77,366

      L. D. THOMAS

      Vice Chairman                       1993    492,526          _____          6,561         50,000        83,850         80,160

      Vice Chairman                       1992    472,921        260,000         10,738         50,000       104,125         46,374

      Executive Vice President            1991    430,961        300,000          _____         38,000       126,000         44,787

      P. J. EARLY

      Vice Chairman                       1993    490,226          _____          2,665         50,000        78,000         77,526

      Vice Chairman                       1992    462,571        250,000          3,027         50,000        91,875         45,153

      President, Amoco Production         1991    406,303        290,000          _____         37,000        96,075         44,108
      Company

      F. S. ADDY

      Executive Vice President            1993    430,050          _____          4,618         40,000        58,500         70,365

      Executive Vice President            1992    429,129        230,000          5,495         40,000        61,250         41,957

      Executive Vice President            1991    392,446        270,000          _____         36,000        78,750         41,112

      W. G. LOWRIE

      Executive Vice President, Amoco     1993    393,561          _____          1,869         40,000        62,400         64,808
      Corporation and President, Amoco
      Production Company

      President, Amoco Production         1992    386,216        220,000          6,506         35,000        77,175         38,181
      Company

      President, Amoco Oil Company        1991    351,696        250,000          _____         30,000        55,125         36,921




1 Represents bonus awards determined for the performance year indicated and paid in the following year. 1993 bonus is not yet determinable. See Compensation and Organization Committee Report beginning on page 14 of this Proxy Statement for further discussion of bonus compensation.

2 Represents tax adjustment payments on income imputed for income tax purposes related to use of corporate facilities for business purposes. Information is given for 1992 and 1993 only, pursuant to the proxy rule transitional provisions applicable to this column.

3 Represents payouts of grants made under the Performance Unit Plan described in the Corporation's Proxy Statement dated March 13, 1992. Final grants under this plan were made in 1990.

4 For years 1991 and 1992 this column represents corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans, totaling approximately 6 percent of salary paid in the performance year indicated plus bonus earned in the preceding year. For year 1993 this column represents (a) corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans for Mr. Fuller of $74,139, for Mr. Thomas of $46,151, for Mr. Early of $44,413, for Mr. Addy of $39,603, and for Mr. Lowrie of $36,814; and (b) accruals under the Amoco Performance Share Restoration Plan for Mr. Fuller of $56,864, for Mr. Thomas of $34,009, for Mr. Early of $33,113, for Mr. Addy of $30,762, and for Mr. Lowrie of $27,994.


Stock Options

All stock option grants outstanding have a term of 10 years from date of grant and an exercise price equal to 100 percent of market value on the date of grant. They are non-transferable and become exercisable two years after the date of grant. In the event of a change in control of the Corporation, awards of stock options will automatically become exercisable. The following two tables provide information on stock option grants made to the named executive officers in 1993, options exercised during 1993, and options outstanding on December 31, 1993.


                                                     STOCK OPTION GRANTS IN 1993
                                                     ---------------------------
                                                          Individual Grants
                     ------------------------------------------------------------------------------------------

                                Number of      Percent of total
                    securities underlying    options granted to      Exercise or base                            Grant date
      Name                options granted     employees in 1993   price ($ per share)   Expiration date   present value ($)
      ------------  ---------------------    ------------------   -------------------   ---------------   -----------------
      H. L. Fuller                 90,000                  4.1%              $57.4375         3-22-2003          $1,220,400
      L. D. Thomas                 50,000                  2.3%               57.4375         3-22-2003             678,000
      P. J. Early                  50,000                  2.3%               57.4375         3-22-2003             678,000
      F. S. Addy                   40,000                  1.8%               57.4375         3-22-2003             542,400
      W. G. Lowrie                 40,000                  1.8%               57.4375         3-22-2003             542,400



The grant date present values in the far right column of the above table were calculated using the Black-Scholes option pricing model applied as of the grant date, March 22, 1993. The values generated by this model depend upon certain assumptions, as follows: an option exercise date of March 22, 2003; a constant dividend yield on underlying stock of 3.83 percent; an assumed annual volatility of underlying stock of 20.0 percent; and a risk-free rate of return for the option period of 6.5 percent. The market value on the grant date is the average of the high and low prices for the stock on the New York Stock Exchange on that date. The Corporation made no assumptions regarding restrictions on vesting or the likelihood of vesting.

There is no generally-recognized method for valuing stock options. The requirement that values be included in this table also provides for other alternative valuation methods, which, if used, would have resulted in different values. Because the actual value, if any, of the options will depend on future unpredictable and volatile factors, the future values realized to the holders may vary significantly from the values estimated by the Black-Scholes model or other methods. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.




                               AGGREGATED OPTION EXERCISES IN 1993 AND OPTION VALUES AT DECEMBER 31, 1993
                           ------------------------------------------------------------------------------
                                                                         Number of
                                                                   securities underlying               Value of unexercised
                                                                    unexercised options                in-the-money options
                                                                      at 12/31/93 (#)                     at 12/31/93 ($)
                                                                 -----------------------------       -----------------------------
                           Shares acquired            Value
      Name                     on exercise         realized      Exercisable     Unexercisable       Exercisable     Unexercisable
      ----------------     ---------------       ----------      -----------     -------------       -----------     -------------
      H. L. Fuller                    ----             ----          271,000           180,000        $2,200,247          $826,875
      L. D. Thomas                   6,747         $385,139          132,360           100,000         1,065,561           459,375
      P. J. Early                     ----             ----          125,540           100,000         1,010,530           459,375
      F. S. Addy                     7,894          523,500           61,000            80,000            20,313           367,500
      W. G. Lowrie                   1,713           98,345           90,040            75,000           587,155           321,563


Change in Control Arrangements

While Amoco has no special compensatory plans or arrangements with named executive officers which will result from a change in control of Amoco, or a change in a named executive officer's responsibilities following a change in control, the Corporation's restoration plans and its incentive compensation programs have certain Change in Control features that protect participants' rights under such programs. Such features were included in the Corporation's 1991 Management Incentive Program and were added by amendment to the 1986 Incentive Program, both pursuant to shareholder approval at the 1991 Annual Meeting of the Corporation. No further awards may be granted under the 1986 Program for the period after December 31, 1991, but awards under that program remain outstanding.

Awards under the 1991 Program may take the form of stock options, stock appreciation rights, restricted shares, performance awards, bonuses, and share-based and other awards. Stock options, restricted stock, performance units, bonuses and stock appreciation rights were awarded under the 1986 Program.

The following actions take place upon the occurrence of an event of Change in Control (unless otherwise prohibited by the terms of the 1991 Program or the 1986 Program): (1) all stock options and stock appreciation rights immediately become exercisable; (2) any restriction periods and restrictions imposed on restricted shares lapse; (3) the target value attainable under performance awards is deemed to have been fully earned for the entire performance period (except those awards outstanding for less than 6 months); and (4) such other modifications to awards as determined appropriate by the Compensation and Organization Committee become effective. Participants in the program shall not be entitled to these rights if the employee is part of the entity which consummates the Change in Control event.

A Change in Control is deemed to have occurred in the event of any one or more of the following: (1) any person or group of persons is or becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Corporation's then outstanding securities (such entity is referred to as an Acquiring Person) and any such entity becoming an Acquiring Person was not approved by the Board of Directors composed of "Continuing Directors" before such entity became an Acquiring Person, (2) the Board of Directors is no longer comprised of "Continuing Directors," which are (i) directors as of the effective date of the 1991 Program who do not, while serving as directors, become Acquiring Persons and (ii) directors recommended or approved for nomination for election or election subsequent to the effective date of the 1991 Program by two-thirds of the Continuing Directors and who are not, while serving as directors, Acquiring Persons, or (3) there occurs a "Business Combination" as defined under Indiana Code Section 23-1-43-5 (with the terms "resident domestic corporation" and "interested shareholder" as used in that section being deemed to refer to the Corporation and to an Acquiring Person, respectively), that was not approved by the Board of Directors, which was comprised of Continuing Directors, before the Acquiring Person became an Acquiring Person.

In addition to the foregoing change in control provisions of the 1991 Incentive Program, there is a similar change in control definition contained in the Corporation's Restoration Plans Trust Agreement. This Trust sets forth the terms of a grantor trust for the purpose of accumulating assets to pay the Corporation's retirement benefit obligations to participants in the Corporation's existing ERISA and other restoration plans, as well as retirement benefit obligations under any future plans of a similar nature which the Corporation desires to fund through such trust. The plans are currently unfunded. However, 30 days after the occurrence of a change in control under this Trust Agreement, the Corporation is required to make contributions to fund the Trust unless the Compensation and Organization Committee, including only Continuing Directors, decides to stay such contributions.

Board Compensation and Organization
Committee Report on Executive Compensation

Amoco's Compensation and Organization Committee consists of five non-employee directors. It is the responsibility of the Committee to oversee and administer compensation policies and programs for executives, managers, and other selected salaried employees of the Corporation, including the executive officers. The committee's report on executive compensation for the 1993 performance year follows.*

The broad purposes of the executive compensation program are to reflect the success and profitability of the Corporation and to provide incentives that create an interest in the Corporation parallel to that of the shareholders. Attracting and retaining senior and other executives, who bring valuable experience and skills to the Corporation and contribute materially to its long-term success, are also important factors underlying the program and its administration.

Amoco's executive compensation philosophy and strategies are consistent with its overall compensation philosophy for all employees of the Corporation. This philosophy supports Amoco's vision of becoming a pre-eminent global business enterprise and states that Amoco will provide its employees with base pay and benefits competitive with premier companies, and opportunities to earn superior compensation through significant variable pay when outstanding business results are achieved. Thus compensation, including executive compensation, is linked with Amoco's strategic direction and is intended to be reflective of both short-term and long-term business performance results, as well as competitive factors.

In establishing competitive base compensation and variable compensation opportunity levels, the Committee annually reviews the results of various compensation surveys in which the Corporation participates. The primary competitive comparison group of premier companies consists of a selected group of seven major oil industry competitors: Atlantic Richfield Company, Chevron Corporation, Exxon Corporation, Mobil Corporation, Texaco Inc., and the U.S. operations of Royal Dutch Petroleum Company and British Petroleum Company p.l.c. A selected group of major non-oil companies is also utilized as a secondary source of comparison. The benchmark for determining competitiveness is the average level or value among the selected oil group.

The three primary components of Amoco's executive compensation program are base salaries, bonuses, and long-term incentives which, in recent years, have consisted solely of stock option grants.

* The report of the Board Compensation and Organization Committee shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof in the Annual Report on Form 10-K or any registration statement of the Corporation or any of its subsidiaries.

Base Salaries

Competitive base salary levels provide the foundation for the executive compensation program. As indicated in its overall compensation philosophy, Amoco attempts to maintain its base salaries at a level reflecting the competitive average of salaries among the selected oil group. Annual salary increase budgets and adjustments to the salary program structure are a result of reviews of the Corporation's competitive positioning through survey information and are also influenced by operating requirements and general economic factors. In most years, salary increase guidelines for executives are the same as for all other exempt salaried personnel. Individual salary actions can vary above or below the aggregate budget guideline based upon individual performance, experience, and competitive considerations.

During 1993, the Committee approved a base salary increase for Mr. Fuller of 6.5 percent, which was above the aggregate corporate guideline of 3.5 percent. This action reflected the Committee's assessment of Mr. Fuller's personal performance during a difficult 1992 performance year in aggressively reducing costs and leading the development of a number of strategic initiatives aimed at achieving Amoco's long-term vision of pre-eminence. The salary increase also reflected the fact that, as a relatively new CEO, Mr. Fuller's base salary was then and continues to be substantially below the competitive average of the selected oil comparison group. This is also the case for the aggregate base salaries of the five most highly-paid executives.

Bonuses

Bonuses are the short-term element of variable compensation which permits opportunities to earn superior compensation when outstanding business results are achieved on an absolute basis and relative to the selected oil group. Conversely, annual bonus levels are sized to be average for years in which business performance is average and, correspondingly, below average for years in which business performance is below average. In this way, executives are rewarded in relation to both the actual business results achieved by the Corporation and its performance relative to competition.

As indicated in the Summary Compensation Table, the most recent bonuses disclosed were those paid in 1993 for 1992 performance. These bonuses were disclosed and discussed in Amoco's March 12, 1993 Proxy Statement. The bonus for the 1993 performance year, which will be comprised of the two separate components described below, had not been determined in time for inclusion in this Proxy Statement.

Beginning with the 1993 performance year, the bonus program includes a partial integration with a broad-based Variable Incentive Plan ("VIP"), which has been implemented for most employees. The VIP component includes specific financial and other measures and targets at both the corporate level and for each of the operating companies. The measure utilized at the corporate level is based on return on capital employed ("ROCE") relative to the selected oil group. Each of the three major operating companies utilizes specific financial performance measures as well as one or more strategic measures. The VIP incorporates competitive performance comparisons which cannot be calculated until annual reports from comparator companies are released. For the 1993 performance year 20 percent of the executive bonus opportunity will be based on results of the VIP.

The remaining 80 percent of the bonus opportunity, referred to as the "Individual Variable Component," will be determined by a process which takes into account specific corporate performance criteria such as net income and ROCE on both a reported and an operational basis, as well as competitive compensation data and an assessment of individual performance. The amounts ultimately awarded under the VIP component and Individual Variable Component bonus opportunities described above will comprise the entire executive bonus for the 1993 performance year and will be reported in next year's proxy statement.

Long-Term Incentives

Long-term incentive grants in the form of stock options comprise the long-term element of variable compensation. These awards are granted through the shareholder-approved 1991 Incentive Program and are designed to create an interest parallel to that of shareholders in the long-term future success of the Corporation. Stock option grants are also intended to facilitate the acquisition and ownership of Amoco stock by executives. Although Amoco has chosen not to establish a formal program of share ownership guidelines for executives, internal studies have indicated that share ownership among the executive officer group as a whole compares favorably to published guidelines reviewed by Amoco.

Consistent with competitive practice and Amoco's own historical practice, stock options are granted on an annual basis at the fair market value on the date of grant and have a term of 10 years. The sizing of individual stock option grants is related to the level of responsibility for individual executives and is intended to be near the median long-term incentive opportunity granted by the selected oil group. In this way, the competitive value of the future rewards realized from the stock option program will vary with Amoco's stock performance relative to that of the comparison group.

The number of shares covered by the stock option grant to Mr. Fuller in 1993 was 90,000 shares, the same number covered by the 1992 grant. In determining the size of the grant to Mr. Fuller and the other named executive officers, the Committee took into account the level of responsibility of each executive and competitive trend data, irrespective of the number of shares previously granted or outstanding.

The Performance Unit Plan payouts set forth in the Summary Compensation Table for Mr. Fuller and the other named executive officers represent the calculated outcomes of performance unit grants made in 1989 to Amoco's senior executive group. These types of grants were made annually, along with stock options, from 1983 through 1990, at which time they were discontinued. The 1989 grants covered a four-year performance period, 1989-1992, and their payout values were related to Amoco's four-year performance on ROCE relative to both internal targets and external ranking among a group of oil companies chosen as a comparison group for the Performance Unit Plan. The absolute and relative measures are equally weighted. The value per unit granted can range from 0 to $125. For the 1989-1992 performance period, the calculated payout value approved by the Committee was $39 per unit, 60 percent of which was paid in Amoco shares and 40 percent in cash.

Other Information

The Committee has reviewed the principal features of the Omnibus Budget Reconciliation Act of 1993 (OBRA) as it relates to limitations on tax deductibility for certain compensation exceeding $1 million for named executive officers beginning in 1994. Based on the transition rules proposed by the Internal Revenue Service, the Committee believes that gains from the exercise of outstanding stock option grants or future stock options granted through 1996 will be exempt from this deduction limitation. It is currently intended that any future amendment to the 1991 Incentive Program that may be needed in order to preserve this exemption for stock options will be developed and proposed for shareholder approval, as required.

The Committee believes that the design of Amoco's current executive bonus program is sound in linking pay to performance and allowing the Committee appropriate flexibility over the amounts to be awarded. While selected aspects of the program may not qualify as wholly deductible under the new tax law, tax effects are only one of the many factors considered in designing an effective executive compensation program. The Committee will continue to review the tax law and the associated regulations, which have not yet been finalized, and will respond as it deems appropriate.

R. D. Wood, Chairman                     J. H. Bryan
D. R. Beall                              R. J. Ferris
R. S. Block

Retirement Plan

Under the Corporation's Retirement Plan, the amount of the annuity an eligible employee will receive on a single-life basis is determined under an annuity benefit formula. An eligible married employee receives annuity payments that continue to cover the surviving spouse, unless the spouse consents to one of the other alternate options of equivalent actuarial value, including a lump sum payment. Average annual earnings for Retirement Plan purposes include salaries and bonus awards. Salary and available bonus award information is presented in the Summary Compensation Table.

The annuity benefit formula (including a percentage of Social Security benefits) is calculated at 1 and 2/3 percent times the employee's years of participation times average annual earnings determined from the three highest consecutive calendar years' salaries and from the three highest consecutive calendar years' bonus awards during the 10 years preceding retirement. The maximum annuity is 60 percent of such average annual earnings, and years of participation in the plan in excess of 36 do not result in additional benefits.

The following table shows the annual annuity amounts payable on a single-life basis for various assumed average annual earnings, calculated under the annuity benefit formula for the years of participation shown.

The amounts shown in the table are payable upon retirement between ages 60 and
65. Age 65 is normal retirement age. For retirements before age 60, the annual annuity amounts are reduced as provided in the Plan. At year-end 1993, the following executive officers had participated in the Retirement Plan for the following numbers of years rounded to the nearest whole year: H.L. Fuller, 33 years; L.D. Thomas, 36 years; P.J. Early, 38 years; F.S. Addy, 37 years; and W.G. Lowrie, 28 years. The Employee Retirement Income Security Act of 1974, as amended, limits the benefits payable from qualified retirement plans. For employees who may be affected by those limits or by bonus deferral, Amoco has adopted restoration plans to maintain total benefits upon retirement at approximately the levels shown in the table.



                                        PENSION PLAN TABLE
                                        ------------------
 Assumed Three-Year
 Average Annual Earnings                            Years of Participation
 -----------------------      --------------------------------------------------------------------
                                15 Years      20 Years      25 Years      30 Years       35 Years
                                ---------     ---------     ---------     ---------      ---------
   $600,000                      $150,000      $200,000      $250,000      $300,000       $350,000
    800,000                       200,000       266,667       333,333       400,000        466,667
  1,000,000                       250,000       333,333       416,667       500,000        583,333
  1,200,000                       300,000       400,000       500,000       600,000        700,000
  1,400,000                       350,000       466,667       583,333       700,000        816,667
  1,600,000                       400,000       533,333       666,667       800,000        933,333



Cumulative Total Shareholder Return Five-Year Comparison

The graph below compares the yearly percentage change in the cumulative total shareholder return, including dividend reinvestment, on Amoco's common stock with that of the cumulative total return of Standard & Poor's

500 Stock Index and a Selected Peer Group of companies, for a five-year measurement period beginning December 31, 1988 and ending on December 31, 1993.





                                COMPARISON OF FIVE-YEAR TOTAL RETURN
                                ------------------------------------

                          1988      1989     1990     1991    1992      1993
                          -----     -----    -----    -----   -----     -----

 Amoco                    $100      $152     $151     $148    $154      $174

 S&P 500                  $100      $131     $127     $166    $179      $197

 Selected Peer Group      $100      $135     $149     $164    $163      $200


                               Years Ended December 31

Assumes $100 invested on December 31, 1988 in each of Amoco common stock, the S&P 500 and Selected Peer Group indices. The Selected Peer Group consists of Chevron Corporation, Exxon Corporation, Mobil Corporation, Texaco Inc., Royal Dutch/Shell Group, Atlantic Richfield Company, and British Petroleum Company p.l.c. This group of companies is used by Amoco for certain compensation and performance comparisons.

The Shareholder Return graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof in the Annual Report on Form 10-K or any registration statement of the Corporation or any of its subsidiaries.

Appointment of Independent Accountants

Upon the recommendation of the Board of Directors' Audit Committee, which is comprised entirely of non-employee directors, the Board has appointed Price Waterhouse, Certified Public Accountants, as independent accountants of Amoco and its subsidiaries for 1994. Price Waterhouse has served Amoco and its subsidiaries as independent accountants for many years. It is knowledgeable about Amoco's operations and accounting practices and is well-qualified to act in the capacity of independent accountants.

In formulating its recommendation to the Board, the Audit Committee reviewed Price Waterhouse's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing.

In addition to audit services relating to the Corporation's consolidated financial statements and various governmental reporting requirements, Price Waterhouse performs some non-audit services for Amoco. The Board and the Audit Committee believe that these non-audit services have no effect on the independence of that firm in performing its auditing responsibilities.

The scope, timing, and fees applicable to the audit of Amoco's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Board beforehand, but they are subsequently reviewed by the Audit Committee. Representatives of Price Waterhouse, as in past years, will be present at the Annual Meeting and will be available to make a statement if they wish and to respond to appropriate questions from shareholders.

Recommendation of the Board:

The following resolution will be presented for a vote of the shareholders at the Annual Meeting, and the Board of Directors recommends that it be APPROVED.

RESOLVED, That the shareholders concur in the appointment, by the Board of Directors, of Price Waterhouse to serve as independent accountants of the Corporation and its subsidiaries for 1994.

The affirmative vote of a majority of shares voting on this resolution is required for its adoption. In view of the difficulty and expense involved in changing independent accountants on short notice, if the resolution is not approved it is contemplated that the appointment for 1994 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

Shareholder Proposal Relating to
Elimination of Stock Options

A shareholder proponent has stated his intention to present the following proposal at the 1994 Annual Meeting. In accordance with the applicable proxy regulations of the Securities and Exchange Commission, the name, address, and shareholding of the proponent will be furnished by the Corporation to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor addressed to the Corporate Secretary of the Corporation. The proposal and supporting statement, for which the Board of Directors and Corporation accept no responsibility, are set forth below. To be adopted, the proposal requires the affirmative vote of a majority of shares voting on it at the Annual Meeting. The Board opposes this proposal for the reasons stated below.

This proposal pertains to the role of stock options in the Amoco compensation program. Its proponent has stated that he intends to introduce the following resolution at the meeting:

     "While options to purchase the company's stock are the largest part of its so-called incentive for employee effort, the fact is that the value of these options is only related to the company's performance in a minor way. As the 1993 proxy statement showed, the value of the S&P 500 doubled in the previous 5 years, so with average performance, the market value of the company's stock would probably have increased.
      The options are mostly a risk-free option to gamble on a mostly always rising market.

"Further, they dilute the stockholders' interest in the company without appearing on the books of the company where a dollar incentive award could be evaluated by the stockholders, and would reduce the net income of the company and reduce its taxes. Be it resolved that:

"It is recommended that the Board of Directors arrange that future contracts for executive officers and directors shall not provide for the granting of options to purchase stock of the company and that the Compensation Committee devise a replacement scheme of incentive awards that will be more relevant to the company's performance and in which the goals to be met and the terms of the payments could be stated in each annual meeting notice."

Recommendation of the Board:

The management of the Corporation recommends a vote AGAINST this Proposal.

The Proposal calls for the elimination of Amoco's stock option program as to selected individuals at a time when Amoco is placing increasing emphasis on providing stock ownership opportunities for all employees. The Board believes that employee stock ownership, whether through outright stock purchases, stock option programs, or participation in the Corporation's stock-based benefit plans, aligns employee interests with shareholder interests. For an employee to benefit from a stock option grant, the price of Amoco stock must rise above its market price on the date of the grant. This helps all shareholders.

A primary goal of Amoco's stock-based compensation and benefit plans is to focus employee attention on the strategies needed to achieve long-term stock value and corporate financial strength. As a result of these programs, many thousands of Amoco employees are committed stakeholders in the Corporation's success. Amoco's stock option program is not limited to senior executives. The 681 current employees who hold stock option grants represent a broad spectrum of managerial and senior professional personnel.

The Proposal addresses stock options in the context of executive compensation and recommends that "future contracts" for executive officers and directors not provide for stock option grants. The wording of the Proposal might suggest that the Corporation currently has contracts with selected individuals to grant them stock options in the future. In fact, no contracts exist between Amoco and any of its employees or directors to grant them stock options in the future. The only option agreements between Amoco and its optionees are those containing the terms of the options previously granted by Amoco, entered into at the time the options were offered. Furthermore, Amoco has no program to make stock option grants to non-employee members of its Board of Directors and in fact has made none.

The Proposal may also be read to imply that the Corporation's costs resulting from the use of stock options as compensation do not qualify for tax deductions. If so interpreted, the Proposal is incorrect. The Corporation's costs associated with stock option grants (as measured by the difference between the actual market price of the stock on the day when the option is ultimately exercised and the option's base price) are in most instances deductible.

The granting of stock options has had longstanding shareholder approval, and the current stock option program, presented to all shareholders in Amoco's March 15, 1991 proxy statement, was approved by a positive vote of 92 percent. The primary purposes of the Amoco stock option program are to provide incentives for key managerial and professional employees to excel in their individual roles and to further align these employees' interests with shareholder interests. The Board considers the Corporation's stock option program both well-advised and well-structured.

Accordingly, the Board of Directors recommends a vote AGAINST this Proposal, and it will not be approved unless it receives the affirmative vote of a majority of the shares voting thereon at the meeting.

General and Other Matters

Shareholder proposals submitted for inclusion in the proxy statement for the 1995 Annual Meeting must be received at the Corporation's executive offices,
Attention: Corporate Secretary, 200 East Randolph Drive, Chicago, IL 60601, not later than November 14, 1994.

Any proposal to be presented for action at an Annual Meeting must be submitted to the Chairman or Corporate Secretary at least 30 days prior to the meeting date.

As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at this meeting. However, if other matters should properly come before the meeting, the management persons appointed by the signed proxy intend to vote in accordance with their best judgment.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary

[Logo] Printed on recycled paper

 APPENDIX TO AMOCO CORPORATION 1994 PROXY STATEMENT
                March 14, 1994
Description of Graphics Omitted from EDGAR Submission

On page 4 are three photographs of nominees for director, placed side by side in the following order, reading left to right.
1.  Photograph of Erroll B. Davis, Jr., page 4 of printed proxy.
2.  Photograph of Patrick J. Early, page 4 of printed proxy.
3. Photograph of H. Laurance Fuller, page 4 of printed proxy. On page 5 are three photographs of nominees for director, placed side by side in the following order, reading left to right.
4.  Photograph of Floris A. Maljers, page 5 of printed proxy.
5.  Photograph of Martha R. Seger, page 5 of printed proxy.
6.  Photograph of Richard D. Wood, page 5 of printed proxy.
On page 6 are three photographs of current directors, placed side by side in the following order, reading left to right.
7.  Photograph of Frederick S. Addy, page 6 of printed proxy.
8.  Photograph of Donald R. Beall, page 6 of printed proxy.
9.  Photograph of Ruth S. Block, page 6 of printed proxy.
On page 7 are three photographs of current directors, placed side by side in the following order, reading left to right.
10.  Photograph of John H. Bryan, page 7 of printed proxy.
11.  Photograph of Richard J. Ferris, page 7 of printed proxy.
12.  Photograph of Robert H. Malott, page 7 of printed proxy.
On page 8 are three photographs of current directors, placed side by side in the following order, reading left to right.
13.  Photograph of Walter E. Massey, page 8 of printed proxy.
14.  Photograph of Lawrason D. Thomas, page 8 of printed proxy.
15.  Photograph of Michael H. Wilson, page 8 of printed proxy.

X Please mark your Votes as in this example.

This proxy when properly executed will be voted in the manner directed hereon.

AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of directors (see reverse)

   FOR     WITHHELD

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------
2. Appointment of Price Waterhouse as independent accountants

   FOR     AGAINST     ABSTAIN

AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3. Shareholder proposal relating to elimination of stock options

   FOR     AGAINST     ABSTAIN

Change of address on reverse side

SIGNATURE(S):                                            DATE:
             --------------------------------------------     --------------
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each signer hereby revokes all proxies heretofore given by same to vote at said meeting or any adjournments thereof.

- -------------------------------------------------------------------------------
                               FOLD AND DETACH HERE





Please complete, sign, and return the attached card. Thank you for responding promptly and saving your Corporation the expense of a second mailing.

The proxies you have designated cannot vote your shares unless you sign and return a proxy card. You are encouraged to specify your choices by marking the appropriate boxes above.


If you only sign and return the attached proxy card, but provide no specific voting direction, the proxies will vote your shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.

PROXY
                                   AMOCO CORPORATION
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints as proxies, with power of substitution,
H. L. Fuller, P. J. Early and L. D. Thomas, and each of them, to vote all shares of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at The Art Institute of Chicago, Columbus Drive and East Monroe Street, Chicago, Illinois, on April 26, 1994, at 9:30 a.m., or at any adjournment thereof, on the matters shown and in the manner directed hereon and in their discretion on all other matters coming before the Annual Meeting.

Election of 5 directors, each for a three-year term.

Nominees:

Erroll B. Davis, Jr., Patrick J. Early, H. Laurance Fuller,
Martha R. Seger and Richard D. Wood

Election of 1 director, for a two-year term.

Nominee:

Floris A. Maljers

     The proxies you have designated cannot vote your shares unless you sign and return a proxy card. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card.

     If you only sign and return this card, but provide no specific voting direction to the proxies, your shares will be voted "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.

CHANGE OF ADDRESS
- ---------------------------------
- ---------------------------------
- ---------------------------------
- ---------------------------------
(If you have written in this space,
please mark the corresponding box
on the reverse side of this card.)

SEE REVERSE SIDE

- -------------------------------------------------------------------------------
                                    FOLD AND DETACH HERE
                                    [logo] Printed on recycled paper

                  STATE STREET BANK AND TRUST COMPANY, TRUSTEE
                           AMOCO EMPLOYEE SAVINGS PLAN

TO PARTICIPANTS IN THE AMOCO EMPLOYEE SAVINGS PLAN:

     With this card or separately you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 26, 1994.
     Under the Amoco Employee Savings Plan a participant may instruct the Trustee to vote the shares allocable to that participant's proportionate amount of the Amoco Stock Fund at Amoco Corporation shareholder meetings.
     IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE SUCH SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 15, 1994. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.
     IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.
     IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 5 directors, each for a three-year term.

Nominees:

Erroll B. Davis, Jr., Patrick J. Early, H. Laurance Fuller, Martha R. Seger and Richard D. Wood

Election of 1 director, for a two-year term.

Nominee:

Floris A. Maljers

              (Continued and to be signed and dated on other side)
- --------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\
                            PRINTED ON RECYCLED PAPER

 /X/ Please mark your
     votes as in this
     example.

The undersigned directs that at the Annual Meeting of the Shareholders of Amoco Corporation to be held in Chicago on April 26, 1994, or at any adjournment, the shares allocable to my proportionate amount of the Amoco Stock Fund which the Trustee is entitled to vote at said meeting shall be voted as follows:

- --------------------------------------------------------------------------------
      Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- --------------------------------------------------------------------------------
                    FOR   WITHHELD                       FOR   AGAINST   ABSTAIN
1. Election of                      2. Appointment of
   directors        / /    / /         Price Waterhouse  / /     / /       / /
   (see reverse)                       as independent
                                       accountants

For, except vote withheld from the following nominee(s):


_______________________________________________________

- --------------------------------------------------------------------------------
                           -----------------------------------------------------
                                   Amoco's Board of Directors recommends a
                                           vote "AGAINST" Proposal 3.
                           -----------------------------------------------------
                                                         FOR   AGAINST   ABSTAIN
                           3. Shareholder proposal
                              relating to elimination    / /     / /       / /
                              of stock options
                           -----------------------------------------------------






SIGNATURE:_________________________________________________________DATE_________
Please complete, sign, and return this card so that it is received by the
Trustee no later than April 15, 1994.
- --------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\






IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES, ALLOCABLE TO YOUR PROPORTIONATE AMOUNT OF THE AMOCO STOCK FUND, PLEASE COMPLETE AND SIGN THE ATTACHED CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 15, 1994. The trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THE INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.

IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

                  STATE STREET BANK AND TRUST COMPANY, TRUSTEE
                          AMOCO PERFORMANCE SHARE PLAN

TO PARTICIPANTS IN THE AMOCO PERFORMANCE SHARE PLAN:

     With this card or separately you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 26, 1994.
     Under the Amoco Performance Share Plan a participant may instruct the Trustee to vote his or her shares at Amoco Corporation shareholder meetings.
     IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 15, 1994. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.
     IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote your shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.
     IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote your shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 5 directors, each for a three-year term.

Nominees:

Erroll B. Davis, Jr., Patrick J. Early, H. Laurance Fuller, Martha R. Seger and Richard D. Wood

Election of 1 director, for a two-year term.

Nominee:

Floris A. Maljers

              (Continued and to be signed and dated on other side)
- --------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\
                            PRINTED ON RECYCLED PAPER

 /X/ Please mark your
     votes as in this
     example.

I direct that at the Annual Meeting of the Shareholders of Amoco Corporation to
be held in Chicago on April 26, 1994, or at any adjournment, my shares in the Amoco Performance Share Plan which the Trustee is entitled to vote at said meeting shall be voted as follows:
- --------------------------------------------------------------------------------
      Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- --------------------------------------------------------------------------------
                    FOR   WITHHELD                       FOR   AGAINST   ABSTAIN
1. Election of                      2. Appointment of
   directors        / /    / /         Price Waterhouse  / /     / /       / /
   (see reverse)                       as independent
                                       accountants

For, except vote withheld from the following nominee(s):


_______________________________________________________

- --------------------------------------------------------------------------------
                           -----------------------------------------------------
                                   Amoco's Board of Directors recommends a
                                           vote "AGAINST" Proposal 3.
                           -----------------------------------------------------
                                                         FOR   AGAINST   ABSTAIN
                           3. Shareholder proposal
                              relating to elimination    / /     / /       / /
                              of stock options
                           -----------------------------------------------------






SIGNATURE:_________________________________________________________DATE_________
Please complete, sign, and return this card so that it is received by the
Trustee no later than April 15, 1994.
- --------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\






IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, AND MAIL THE ATTACHED CARD TO REACH THE TRUSTEE BY APRIL 15, 1994. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THE ATTACHED INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote your shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.

IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, the Trustee will be authorized to vote your shares in its discretion on all matters that are determined by vote at the Annual Meeting.

                         BANKERS TRUST COMPANY, TRUSTEE
                  AMOCO FABRICS AND FIBERS 401(k) SAVINGS PLAN

TO PARTICIPANTS IN THE AMOCO FABRICS AND FIBERS 401(k) SAVINGS PLAN:

     With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 26, 1994.
     Under the Amoco Fabrics and Fibers 401(k) Savings Plan a participant may instruct the Trustee to vote the shares allocable to that participant's proportionate amount of the Amoco Stock Fund at Amoco Corporation shareholder meetings.
     IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 15, 1994. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.
     IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote your shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.
     IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote your shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 5 directors, each for a three-year term.

Nominees:

Erroll B. Davis, Jr., Patrick J. Early, H. Laurance Fuller, Martha R. Seger and Richard D. Wood

Election of 1 director, for a two-year term.

Nominee:

Floris A. Maljers

- --------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\
                            PRINTED ON RECYCLED PAPER

 /X/ Please mark your
     votes as in this
     example.

The undersigned directs that at the Annual Meeting of the Shareholders of Amoco Corporation to be held in Chicago on April 26, 1994, or at any adjournment, the shares allocable to my proportionate amount of the Amoco Stock Fund which the Trustee is entitled to vote at said meeting shall be voted as follows:

- --------------------------------------------------------------------------------
      Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- --------------------------------------------------------------------------------
                    FOR   WITHHELD                       FOR   AGAINST   ABSTAIN
1. Election of                      2. Appointment of
   directors        / /    / /         Price Waterhouse  / /     / /       / /
   (see reverse)                       as independent
                                       accountants

For, except vote withheld from the following nominee(s):


_______________________________________________________

- --------------------------------------------------------------------------------
                           -----------------------------------------------------
                                   Amoco's Board of Directors recommends a
                                           vote "AGAINST" Proposal 3.
                           -----------------------------------------------------
                                                         FOR   AGAINST   ABSTAIN
                           3. Shareholder proposal
                              relating to elimination    / /     / /       / /
                              of stock options
                           -----------------------------------------------------






SIGNATURE:_________________________________________________________DATE_________
Please complete, sign, and return this card so that it is received by the
Trustee no later than April 15, 1994.
- --------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\






IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES ALLOCABLE TO YOUR PROPORTIONATE AMOUNT OF THE AMOCO STOCK FUND, PLEASE COMPLETE AND SIGN THE CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 15, 1994. The trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THE INSTRUCTION CARD, but provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3.

IF BY APRIL 15, 1994, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.